1 Appendix

2 Presentation of Certain Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with generally accepted accounting principles in the United States of America (“US GAAP“), including Organic/Inorganic Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance, and we believe they reflect the underlining trends and indicators of our business. Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company after twelve months, at constant currency. Inorganic revenues illustrates growth in the business via acquisitions and divestitures. Adjusted EBITDA Adjusted EBITDA represents net loss before the provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude the acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains (losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark-to-market adjustments on financial instruments, legal settlements, goodwill impairment and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all.

3 Presentation of Certain Non-GAAP Financial Measures Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating Adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021.

4 Presentation of Certain Non-GAAP Financial Measures Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using Net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, the impact of certain non-cash mark-to-market adjustments on financial instruments, interest on debt held in escrow, goodwill impairment and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Free Cash Flow We use Free Cash Flow in our operational and financial decision-making and believe Free Cash Flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the ability of companies to service their debt. Free Cash Flow is calculated using net cash provided by operating activities, less capital expenditures.

5 Reconciliation of Non-GAAP Financial Measures Net Loss to Adjusted EBITDA Year Ended December 31, (in millions); (unaudited) 2022 Net loss attributable to ordinary shares $ (4,035.6) Dividends on preferred shares 75.4 Net loss (3,960.2) (Benefit) provision for income taxes (28.9) Interest expense and amortization of debt discount, net 270.3 EBIT (3,718.8) Depreciation and amortization 710.5 Deferred revenues adjustment(1) 1.0 Transaction related costs(2) 14.2 Share-based compensation expense 102.2 Gain on sale of divestitures(3) (278.5) Restructuring and impairment(4) 66.7 Goodwill impairment 4,449.1 Mark-to-market (gain) loss on financial instruments(5) (206.8) Other(6) (26.9) Adjusted EBITDA $ 1,112.7 Adjusted EBITDA Margin 41.8 % Descriptions Adjusted EBITDA adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions. 3. 2022 represents the net gain from the sale of the MarkMonitor Domain Management business. 2020 represents the net gain from sale of certain assets and liabilities of the Techstreet business. 4. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs. 5. Reflects mark-to-market adjustments on the Private Placement Warrants under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings. 6. Primarily reflects the net impact of foreign exchange gains and losses related to the re- measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives.

Reconciliation of Non-GAAP Financial Measures (YTD)

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on secured and unsecured notes issued in 2021, while held in escrow pending the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore considers this interest expense as part of the transaction costs associated with the acquisition.
6. 2022 includes the $(278.5) net gain from the sale of the MarkMonitor Domain Management business. The remaining amount primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

	Year Ended December 31, 2022	
(in millions, except per share amounts); (unaudited)	Amount	Per Share
Net loss attributable to ordinary shares, diluted	$ (4,231.5)	$ (6.24)
Change in fair value of private placement warrants	195.9	0.29
Net income (loss) attributable to ordinary shares	(4,035.6)	(5.95)
Dividends on preferred shares	75.4	0.11
Net loss	(3,960.2)	(5.84)
Deferred revenues adjustment[1]	1.0	—
Transaction related costs[2]	14.2	0.02
Share-based compensation expense	102.2	0.15
Amortization related to acquired intangible assets	579.6	0.85
Restructuring and impairment[3]	66.7	0.10
Goodwill impairment	4,449.1	6.56
Mark-to-market (gain) loss on financial instruments[4]	(206.8)	(0.30)
Interest on debt held in escrow[5]	—	—
Other[6]	(305.4)	(0.52)
Income tax impact of related adjustments	(112.4)	(0.17)
Adjusted net income and Adjusted Diluted EPS	$ 628.0	$ 0.85
Adjusted weighted average ordinary shares (Diluted)	737.1	

Clarivate™

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7 Reconciliation of Non-GAAP Financial Measures Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow Year Ended December 31, (in millions); (unaudited) 2022 Net cash provided by operating activities $ 509.3 Capital expenditures (202.9) Free cash flow $ 306.4

Reconciliation of Non-GAAP Financial Measures

Revenues, Net

The following table presents our calculation of Revenues, net for the FY2023 outlook:

(in millions)	Year Ending December 31, 2023 Outlook mid-point	Year Ending December 31, 2022	Variance Increase / (Decrease) Total Variance (Dollars)	Variance Increase / (Decrease) Total Variance (Percentage)	Percentage of Factors Increase / (Decrease) Acquisitions	Disposal	FX Impact	Organic
Revenues, Net	$ 2,680	$ 2,660	$ 20	0.8%	— %	(2.4)%	(0.1)%	3.3%

Adjusted EBITDA

The following table presents our calculation of Adjusted EBITDA for the FY2023 outlook and reconciles this measure to our Net income (loss) for the same period:

Descriptions

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends.
2. Primarily reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition restructuring program.

(in millions)	Year Ending December 31, 2023 (Forecasted) Low	Year Ending December 31, 2023 (Forecasted) High
Net loss attributable to ordinary shares	$(207)	$(147)
Dividends on preferred shares[1]	75	75
Net loss	(131)	(71)
Provision for income taxes	70	70
Depreciation and amortization	720	720
Interest expense and amortization of debt discount, net	286	286
Restructuring and impairment[2]	25	25
Share-based compensation expense	130	130
Adjusted EBITDA	$ 1,100	$ 1,160
Adjusted EBITDA margin	42.0 %	42.5 %

Clarivate™

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9 Reconciliation of Non-GAAP Financial Measures Net Income (Loss) Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS The following table presents our calculation of Adjusted Diluted EPS for the FY2023 outlook and reconciles this measure to our Net income (loss) per share for the same period: Descriptions 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends. 2. Primarily reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition restructuring program. 3. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS dividends and assumed the “if-converted” method of share dilution. Year Ending December 31, 2023 (Forecasted) Low High Per Share Per Share Net loss attributable to ordinary shares $ (0.28) $ (0.20) Dividends on preferred shares(1) 0.10 0.10 Net loss (0.18) (0.10) Restructuring and impairment(2) 0.03 0.03 Share-based compensation expense 0.18 0.18 Amortization related to acquired intangible assets 0.77 0.77 Other (0.01) 0.01 Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $ 0.75 $ 0.85 Weighted average ordinary shares (Diluted)(3) 740 million

10 Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow The following table presents our calculation of Free cash flow for the FY2023 outlook and reconciles this measure to our Net cash provided by operating activities for the same period: Year Ending December 31, 2023 (Forecasted) (in millions) Low High Net cash provided by operating activities $ 690 $ 790 Capital expenditures (240) (240) Free cash flow $ 450 $ 550